Exhibit 10.16.6
JACK IN THE BOX INC.
QDOBA UNIT AWARD
     THIS AGREEMENT is made as of «DATE», 20<YR> between Jack in the Box Inc., a Delaware corporation (the “Company”), and «FULL_NAME» (the “Awardee”).
RECITALS
     The Compensation Committee (the “Committee”) of the Board of Directors of the Company has granted to the Awardee as of «Date», 20<YR>, this award of Qdoba Restricted Units and/or Growth Units (collectively, the “Units”), on the terms and conditions set forth herein.
AGREEMENT
     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
     1. UNIT AWARD. The Committee hereby grants Restricted Units and/or Growth Units (the “Award”) to the Awardee on the terms and conditions set forth herein.
(a)	The Committee hereby grants «UNITS» Restricted Units.

(b)	The Committee hereby grants «UNITS» Growth Units.
     2. VESTING. Except as provided in Section 7 (Termination of Employment) or Section 9 (Terminating Transactions) of this Agreement, no portion of this Award shall become vested at any time prior to the end of the Performance Period. The Award shall vest at the end of the Performance Period.
     3. PERFORMANCE PERIOD. The performance period for this Award shall be the period that begins on «date» and ends on «date» (the “Performance Period”).
     4. VALUE OF UNITS.
     (a) The “value” of a Restricted Unit on any vesting date shall be the Net Earnings of Qdoba on the date the Award vests divided by 1,000,000. The Company has determined that the value of a Restricted Unit on the first date of the Performance Period applicable to this Award is <$Net earnings of Qdoba on the first day of the 1st fiscal year in the Performance Period/1,000,000 units>.
     (b) The “value” of a Growth Unit on any vesting date shall be equal to (A) minus (B), where (A) equals the Net Earnings of Qdoba on the date the Award vests divided by 1,000,000 (the “Growth Value”) and (B) equals the Net Earnings of Qdoba on the first date of the Performance Period divided by 1,000,000 (the “Base Value”). The value of a Growth Unit on the first date of the Performance Period applicable to this Award is $0. The Company has determined that the Base Value of a Growth Unit on the first date of the Performance Period is <$Net earnings of Qdoba on the first day of the 1st fiscal year in the Performance Period/1,000,000 units>.
     (c) In the event of a Termination of Employment under Section 7(c), the value of the Restricted Unit and Growth Unit shall be determined using the Net Earnings of Qdoba on the last date of the Period preceding the date the Award vests. As used in this Agreement, “Period” shall mean a four consecutive week period of time within the Jack in the Box Inc. fiscal year. The first Period commences at the beginning of the fiscal year, and each subsequent Period commences at the conclusion of the preceding Period.
     (d) In the event of a Terminating Transaction under Section 9, the value of the Restricted Unit and Growth Unit shall be determined using the greater of a) Targeted Net Earnings of Qdoba of «$enter Net Earnings of Qdoba Five Year Plan in Year 3», as approved in September of «year» by the Board of Directors, or b) Net Earnings of Qdoba on the last date of the Period preceding the date the Award vests.
     5. DISTRIBUTION. An Award that has become vested in accordance with Section 2 of this Agreement shall be distributed to the Awardee in cash, in a single lump sum, within 60 days after the end of the Performance Period. The Awardee may elect to defer the cash award under the Company’s non-qualified deferred compensation plan (the Executive Deferred Compensation Plan, or “EDCP”), provided, however, that any such election to defer must be made no later than the latest time permitted under Code Section 409A and in accordance with the provisions of such plan.
     6. AWARD AS COMPENSATION. No amount attributable to this Award shall be considered compensation for the purposes of any other Company sponsored plans.
     7. TERMINATION OF EMPLOYMENT.
          (a) Termination for Cause. If the Awardee is terminated for cause (as determined by the Company’s Board of Directors (the “Board”) in its sole discretion) prior to «last date of the Performance Period», then all of this Award will be automatically forfeited by the Awardee concurrently with such termination of employment, unless otherwise determined by the Board in its sole discretion, and the Awardee shall not be deemed vested in any portion of this Award, regardless of any vesting percentage which might have applied to such Award on account of this Section 7 for any other reason.
          (b) Involuntary Termination or Voluntary Termination. If the Awardee ceases to be employed by the Company, its parent or a subsidiary because of Awardee’s involuntary termination (other than for cause as described above) or voluntary termination, before the Awardee is eligible to retire under a Company sponsored retirement plan, then the Awardee shall not be deemed vested in any portion of this Award, regardless of any vesting percentage which might have applied to such Award on account of this Section 7 for any other reason.
As used in this Agreement, the term “parent” means any present or future corporation which would be a “parent corporation” of the Company as defined in Section 424(e) of the Internal Revenue Code, and “subsidiary” means any present or future corporation which would be a “subsidiary corporation” of the Company as defined in Section 424(f) of the Internal Revenue Code.
          (c) Retirement, Disability or Death If the Awardee has a “separation from service” (within the meaning of Code Section 409A) from the Company, its parent or a subsidiary before the last day of the Performance Period on account of the Awardee’s Retirement, Total and Permanent Disability, or death, then provided that as of «date 1 year from start of Performance Period», the Awardee is still employed by the Company, and had been continuously employed by the Company since the date this Award was granted, this

Award shall become vested on such termination date in accordance with the following schedule or in such greater amount as may be determined by the Board in its sole discretion

Termination Date	Vesting Percentage
«date 1 year from start of Performance Period» but before «date 2 years from start of Performance Period»	33%
«date 2 years from start of Performance Period» but before «date 3 years from start of Performance Period»	66%
In no event however shall any portion of this Award be considered vested under this Section 7(c) prior to the Awardee’s termination date. As used in this Agreement, “Retirement” shall mean the Awardee’s voluntary retirement at age 55 or older with 10 or more years of service with the Company, its parent or a subsidiary corporation, at the discretion of the Board, and “Total and Permanent Disability” shall mean a physical or mental condition that results in a total and permanent disability to such extent that the Participant is eligible for disability benefits under the federal Social Security Act. It shall be the responsibility of the Awardee to notify the Company of any changes in address.
The provisions of this Section 7(c) applicable in the event of death shall only apply if the Awardee dies while in the employment of the Company, its parent or a subsidiary, and the Awardee had not been determined to have suffered Total and Permanent Disability within ninety (90) days of such Awardee’s death. In the event of Death, the rights under the Award shall be transferred to the person or persons (the “Heir”) to whom Awardee’s rights under the Award are passed by will or by the applicable laws of descent and distribution. It shall be the responsibility of the Heir to notify the Company of any changes in address.
     8. TAXES AND WITHHOLDING. Any income taxes, FICA, state disability insurance or other similar payroll and withholding taxes arising from the receipt or vesting of the Award are the sole responsibility of the Awardee. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required to be withheld in respect of the Award no later than the date of the event creating the tax liability. The Company, to the extent permitted by law, may deduct any such tax obligations from any payment of any kind otherwise due to the Awardee, and the Company may, in its discretion, distribute a portion of the Award to the Awardee prior to the scheduled payment date of the Award to the extent necessary to pay the Awardee’s share of employment taxes imposed under Code Sections 3101, 3121(a) and 3121(v) on the Award. The Award shall be reduced by the amount of such tax liability, if any, distributed in accordance with this provision.
     9. TERMINATING TRANSACTIONS. Upon the dissolution or liquidation of the Company or of Qdoba Restaurant Corporation prior to the Award becoming 100% vested this Award shall terminate. Upon the occurrence of a Change in Control of Jack in the Box (as defined in the Jack in the Box 2004 Stock Incentive Plan), this Award shall be considered 100% vested as of the date of the Change in Control.
     Upon the occurrence of a Qdoba Terminating Transaction, this Award shall terminate unless provision be made in writing in connection with such transaction for the substitution for the Award of a new Award of Units of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments, in which event this Award shall continue in the manner and under the terms so provided. A Qdoba Terminating Transaction shall mean the occurrence of any (i) merger or consolidation in which Qdoba Restaurant Corporation shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of Qdoba Restaurant Corporation’s stock immediately prior to such transaction), (ii) sale of all or substantially all of Qdoba Restaurant Corporation’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company), or (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of common stock of Qdoba Restaurant Corporation by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
     10. NOTICES. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail, return receipt requested, or when delivered personally as follows:
          (a) If to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to each of the Awardees;
          (b) If to Awardee, at the address as it appears below Awardee’s signature to this Agreement, or at such other place as Awardee shall have designated by notice as herein provided to the Company; and
          (c) If to any other holder, at such holder’s last address appearing in the Company’s records.
It shall be the responsibility of the Awardee to notify the Company of any changes in address.
     11. COMMITTEE AUTHORITY. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the rules and regulations promulgated by the Committee, which shall be controlling. All constructions, interpretations, rule determinations or other actions taken by the Committee shall be final, binding and conclusive on all interested parties, including the Company and its subsidiaries and all former, present and future employees of the Company or its subsidiaries.
     12. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Awardee any right to continue in the employment of the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate the Awardee’s employment at any time.
     13. NO RIGHTS AS A SHAREHOLDER. Nothing in this Agreement shall confer upon the Awardee any rights as a stockholder with respect to any Units subject to the Award.
     14. LAWS APPLICABLE TO CONSTRUCTION. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law.
     15. MISCELLANEOUS.
          (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by Awardee and the Company, other than as provided in paragraph (g) below. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award granted to the Awardee.

          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, Awardee shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement (including all Awardees hereunder) in respect of the Award originally granted to Awardee.
          (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Awardee and his heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting Awardee the right to transfer any of his Award except in accordance with this Agreement.
          (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
          (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
          (f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          (g) This Agreement is intended to comply with Code Section 409A and shall be administered in a manner consistent with Code Section 409A. Should any provision of this Agreement be found not to comply with the provisions of Code Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring Awardee’s consent (notwithstanding any other provision of this Agreement), in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. If any payment obligation under this Agreement arises on account of the Awardee’s separation from service while the Awardee is a “specified employee” (as defined under Code Section 409A and determined in good faith by the appropriate committee of the Company), such payment will be delayed until the date six months after the date of the Awardee’s separation from service to the extent required by Code Section 409A and the regulations thereunder.
          (h) Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.
          (i) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

     IN WITNESS WHEREOF, the Company has caused this Award to be granted on its behalf by its President or one of its Vice Presidents and Awardee has hereunto set his hand on the day and year first above written.

	Jack in the Box Inc.	Awardee

By:

	«Name»	Signature

Name

Street Address

City and State

Social Security No.